EXHIBIT 4.1

Number	Shares

HELLENIC SOLUTIONS CORPORATION

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS	SEE REVERSE FOR
CERTAIN DEFINITION

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF $.00345728 PAR VALUE EACH OF

---------------------------------------------HELLENIC SOLUTIONS CORPORATION---------------------------------------------

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the Cayman Islands, and to the Memorandum and Articles of Incorporation of the Corporation, as now or hereafter amended.

This certificate is not valid until countersigned by the Transfer Agent.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

COUNTERSIGNED:
OLDE MONMOUTH STOCK TRANSFER CO., INC.
200 MEMORIAL PARKWAY, ATLANTIC HIGHLANDS, NJ 07716
TRANSFER AGENT
BY:

AUTHORIZED SIGNATURE

COMPANY SEAL

SECRETARY SIGNATURE                                                                                                                                                        PRESIDENT SIGNATURE